Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

May 7, 2013	FILE NO: 61054.000004

Penn Virginia Corporation

Four Radnor Corporate Center

Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

Penn Virginia Corporation

Registration Statement on Form S-3

for up to 10,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special Virginia counsel to Penn Virginia Corporation, a Virginia corporation (the “Company”), for the purpose of providing this opinion in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering and sale from time to time by Magnum Hunter Resources Corporation, the selling shareholder named in the Registration Statement and the prospectus contained therein under the heading “Selling Shareholder” (the “Selling Shareholder”), of up to 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share. We understand that the Company originally issued the Shares to the Selling Shareholder pursuant to the Stock Purchase Agreement, dated April 2, 2013 (the “Agreement”), by and among the Selling Shareholder, Penn Virginia Oil & Gas Corporation and the Company.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Articles of Incorporation and the Amended and Restated Bylaws of

ATLANTA  AUSTIN  BANGKOK  BEIJING  BRUSSELS  CHARLOTTE  DALLAS  HOUSTON  LONDON  LOS ANGELES

McLEAN  MIAMI  NEW YORK  NORFOLK  RALEIGH  RICHMOND  SAN FRANCISCO  TOKYO  WASHINGTON

www.hunton.com

Penn Virginia Corporation

May 7, 2013

the Company, each as amended through the date hereof, (ii) the Registration Statement, (iii) resolutions of the Board of Directors of the Company adopted on March 25, 2013, (iv) an executed copy of the Agreement and (v) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on May 6, 2013, and confirmed on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

2. The Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Registration Statement and the prospectus contained therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Penn Virginia Corporation

May 7, 2013

This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton & Williams LLP